SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 13, 2007

priceline.com Incorporated

(Exact name of registrant as specified in its charter)

Delaware	0-25581	06-1528493
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Connecticut Avenue, Norwalk, Connecticut	06854
(Address of principal office)	(zip code)

N/A

(Former name or former address, if changed since last report)

Item 7.01.              Regulation FD Disclosure

On February 13, 2007, at approximately 3:25 p.m. Eastern Time, Jeffery H. Boyd, priceline.com Incorporated’s President and Chief Executive Officer and Robert J. Mylod, priceline.com Incorporated’s Chief Financial Officer, will be presenting at the Merrill Lynch Internet Software and Services Conference held in New York City, New York.  A copy of Mr. Boyd’s and Mr. Mylod’s presentation is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.                              Exhibits

                (c) Exhibits

99.1	Presentation at the Merrill Lynch Internet Software and Services Conference held in New York City, New York.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRICELINE.COM INCORPORATED

By:	/s/ Jeffery H. Boyd
	Name:	Jeffery H. Boyd
	Title:	President and Chief Executive Officer

Date:  February 13, 2007

EXHIBIT INDEX

Exhibit No.	Description
99.1	Presentation at the Merrill Lynch Internet Software and Services Conference held in New York City, New York.